Exhibit 99.1

Partnership Contact:

Bradley W. Harris

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP to Report Fourth Quarter and Full Year 2013 Financial Results

on March 4, 2014

COLUMBUS, Ohio, February 25, 2014 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) will report its fourth quarter and full year 2013 financial results before the market opens on Tuesday, March 4, 2014.  The Partnership’s management team will hold a conference call to review the results at 10:00 a.m. Eastern Time on that day.

Participants may access the conference call by dialing (877) 280-4953 or (857) 244-7310 for international callers and providing passcode 16213530. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 2:00 p.m. Eastern Time on March 4, 2014, and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers. The replay passcode is 55542437.  The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value thermal coal in Northern Appalachia. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.